Exhibit 99.2

BitNile Holdings’ Subsidiary Announces the Closing of its Acquisition of the Assets of Circle 8 Crane Services

Las Vegas, NV, December 19, 2022 – BitNile Holdings, Inc. (NYSE American: NILE), a diversified holding company (“BitNile” or the “Company”) announced today that Circle 8 Newco LLC, a newly formed indirect subsidiary of Ault Alliance, Inc. (“Ault Alliance”), a wholly owned subsidiary of the Company, has closed on its acquisition of substantially all of the operating assets of Circle 8 Crane Services LLC (“Circle 8”).

Circle 8 was a crane rental and lifting solutions provider founded in 2007 and headquartered in Corpus Christi, TX with multiple locations throughout the South Central region of the U.S. It maintained a large modern fleet of mobile cranes for its customers’ heavy lifting needs. In particular, Circle 8 provided crane operators, engineering, custom rigging and transportation services for oilfield, construction, commercial and infrastructure markets. Circle 8 maintained an industry leading safety record.

The Company’s Founder and Executive Chairman, Milton “Todd” Ault, III said “We are very pleased to consummate this strategic acquisition. We believe the Circle 8 acquisition provides a significant growth platform and furthers our strategy of investing in private equity opportunities that provide operating cash flow. As previously disclosed, based on current market conditions, we believe that the assets of Circle 8 we acquired are on track to generate in excess of $40 million of annual revenue in 2023.”

Ault Alliance’s President, Christopher K. Wu said, “Todd and I are excited to close this private equity investment and look forward to supporting the expected growth of our crane operations.”

For more information on BitNile and its subsidiaries, BitNile recommends that stockholders, investors, and any other interested parties read BitNile’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, BitNile owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including oil exploration, defense/aerospace, industrial, crane rental, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, BitNile extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

BitNile Holdings Investor Contact:

IR@BitNile.com or 1-888-753-2235